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                                                                  Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45521 and No. 33-71614) pertaining to the 1984 Stock Option Plan, the 1991 Stock Option Plan and the 1991 Non-Discretionary Stock Option Plan of Communication Intelligence Corporation of our report dated February 28, 1995, with respect to the consolidated financial statements and schedule of Communication Intelligence Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 1995.

                                                      ERNST & YOUNG LLP


Palo Alto, California
November 12, 1996